Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2024 Financial Results

Performance Reflects Increased Earnings, Enhanced Profitability, and Strengthened Capital Flexibility

JACKSON, Miss. – October 22, 2024 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $51.3 million in the third quarter of 2024, representing diluted earnings per share of $0.84. In the second quarter of 2024, Trustmark reported net income of $73.8 million, representing diluted earnings per share of $1.20 and net income from adjusted continuing operations(1) of $40.5 million, or $0.66 per diluted share. Net income from adjusted continuing operations(1) increased $10.8 million, or 26.7%, linked-quarter.

Financial results in the second quarter of 2024, which included the sale of Fisher Brown Bottrell Insurance, Inc. (FBBI), consisted of both continuing operations and discontinued operations. The discontinued operations included the financial results of FBBI prior to the sale as well as the gain on sale in the second quarter. The discontinued operations results are presented as a single line item below income from continuing operations and as separate lines in the balance sheet in the accompanying tables for all periods presented. Financial results from adjusted continuing operations(1) exclude significant non-routine transactions.

The Board of Directors declared a quarterly cash dividend of $0.23 per share payable December 15, 2024, to shareholders of record on December 1, 2024.

Third Quarter Highlights

•
Net income from adjusted continuing operations(1) increased $10.8 million, or 26.7%, linked-quarter to $51.3 million
•
Net interest income (FTE) increased $13.7 million, or 9.5%, linked-quarter to $158.0 million, resulting in a net interest margin of 3.69%, up 31 basis points from the prior quarter
•
Loans held for investment (HFI) totaled $13.1 billion, a decrease of $55.3 million, or 0.4%, from the prior quarter and an increase of $289.9 million, or 2.3%, year-over-year
•
Deposits totaled $15.2 billion, down $222.0 million, or 1.4%, linked-quarter, and up $139.0 million, or 0.9%, year-over-year; excluding targeted reductions in public and brokered deposits totaling $529.7 million, deposits increased $307.7 million, or 2.1%, linked-quarter
•
Achieved return on average tangible equity of 12.86% and return on average assets of 1.10%
•
Efficiency ratio improved 282 basis points to 60.99% in the third quarter

Duane A. Dewey, President and CEO, stated, “Trustmark’s third quarter results reflect significant achievement across the organization. Profitability meaningfully increased as evidenced by the 26.7% growth in net income from adjusted continuing operations(1) and a 282 basis point improvement in the efficiency ratio. The restructuring of the investment securities portfolio in the second quarter was a major contributor to the 9.5% increase in net interest income in the third quarter. These accomplishments are the result of focused efforts to enhance Trustmark’s long-term performance and competitiveness. We continue to implement technology and streamline processes to enhance our ability to grow and serve customers. Trustmark is well-positioned to compete in changing economic conditions and create long-term value for our shareholders.”

Balance Sheet Management

•
Loans HFI totaled $13.1 billion, down 0.4% from the prior quarter and up 2.3% year-over-year
•
Deposits totaled $15.2 billion, down 1.4% from the previous quarter and up 0.9% year-over-year
•
Enhanced strong capital position with CET1 ratio of 11.30% and total risk-based capital ratio of 13.71%

Loans HFI totaled $13.1 billion at September 30, 2024, reflecting a decrease of $55.3 million, or 0.4%, linked-quarter and an increase of $289.9 million, or 2.3%, year-over-year. The linked-quarter change reflected decreases in commercial and industrial loans, state and other political subdivision loans, and commercial real estate loans offset in part by increases in other real estate secured loans, other loans and leases (equipment finance), and 1-4 family mortgage loans. Trustmark’s loan portfolio continues to be well-diversified by loan type and geography.

Deposits totaled $15.2 billion at September 30, 2024, down $222.0 million, or 1.4%, from the prior quarter and an increase of $139.0 million, or 0.9%, year-over-year. Excluding targeted reductions in public deposits of $330.1 million and brokered deposits of $199.6 million, deposits increased $307.7 million, or 2.1%, linked-quarter. Trustmark continues to maintain a strong liquidity position as loans HFI represented 86.0% of total deposits at September 30, 2024. Noninterest-bearing deposits represented 20.6% of total deposits at September 30, 2024, compared to 20.4% of total deposits at June 30, 2024. The cost of interest-bearing deposits increased 6 basis points to 2.81% for the third quarter, while the cost of total deposits was 2.22%, up 4 basis points from the prior quarter. The total cost of interest-bearing liabilities was 2.94% for the third quarter, down 1 basis point linked-quarter.

As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2024, under which $50.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2024. As of September 30, 2024, Trustmark had not repurchased any of its outstanding common shares under this program. At September 30, 2024, Trustmark’s tangible equity to tangible assets ratio was 9.07%, up 55 basis points from the prior quarter, while the total risk-based capital ratio was 13.71%, up 42 basis points from the prior quarter. Tangible book value per share was $26.88 at September 30, 2024, an increase of 6.5% from the prior quarter and 32.9% from the prior year.

Credit Quality

•
Net charge-offs totaled $4.7 million in the third quarter, representing 0.14% of average loans
•
Net provision for credit losses totaled $6.5 million for the third quarter
•
Allowance for credit losses (ACL) represented 1.21% of loans HFI and 497.27% of nonaccrual loans, excluding individually evaluated loans at September 30, 2024

Nonaccrual loans totaled $73.8 million at September 30, 2024, reflecting an increase of $29.5 million from the prior quarter and a decline of $17.1 million year-over-year. Other real estate totaled $3.9 million, reflecting a decrease of $2.7 million from the prior quarter and $1.6 million from the prior year. Collectively, nonperforming assets totaled $77.7 million at September 30, 2024, up $26.9 million from the prior quarter and down $18.6 million from the prior year. Nonperforming assets represented 0.58% of loans HFI and loans held for sale at September 30, 2024.

The net provision for credit losses totaled $6.5 million in the third quarter compared to $19.7 million in the second quarter (which included a $8.6 million provision related to the Mortgage Loan Sale) and $8.4 million in the third quarter of 2023. The provision for credit losses for loans HFI was $7.9 million in the third quarter and was primarily attributable to specific reserves for individually analyzed credits and net adjustments to the qualitative factors. The provision for credit losses for off-balance sheet credit exposures was a negative $1.4 million, primarily driven by decreases in unfunded commitments.

Allocation of Trustmark’s $157.9 million ACL on loans HFI represented 1.08% of commercial loans and 1.64% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.21% at September 30, 2024. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Total revenue expanded to $192.3 million in the third quarter
•
Net interest income (FTE) totaled $158.0 million in the third quarter, up 9.5% linked-quarter
•
Noninterest income totaled $37.6 million in the third quarter

Total revenue in the third quarter was $192.3 million; in the second quarter total revenue was negative $0.3 million while revenue from adjusted continuing operations(1) was $179.3 million; total revenue from adjusted continuing operations(1) increased $13.0 million, or 7.3%, linked-quarter.

Net interest income (FTE) in the third quarter totaled $158.0 million, resulting in a net interest margin of 3.69%, up 31 basis points from the prior quarter. The increase in the net interest margin was primarily due to increased yields on the securities portfolio, while the loans HFI and held for sale portfolio remained relatively flat, offset by the increase in the cost of interest-bearing deposits.

Noninterest income in the third quarter totaled $37.6 million; in the second quarter noninterest income was a negative $141.3 million while noninterest income from adjusted continuing operations(1) totaled $38.2 million. Noninterest income from adjusted continuing operations(1) decreased $0.7 million, or 1.8%, from the prior quarter and increased $0.6 million, or 1.7% year-over-year. Service charges on deposit accounts totaled $11.3 million in the third quarter, an increase of $0.3 million, or 3.2% from the prior quarter and $0.2 million, or 1.8%, year-over-year. Bank card and other fees totaled $7.9 million in the third quarter, down $1.3 million linked-quarter and $0.3 million year-over-year. The linked-quarter change reflects reduced customer derivative revenue and seasonal declines in miscellaneous other revenue. Other, net totaled $3.0 million in the third quarter. Excluding the Visa C shares positive fair value adjustment of $8.1 million and the non-credit related loss on sale of 1-4 family mortgage loans of $4.8 million in the second quarter, other, net declined $1.3 million linked-quarter.

Mortgage loan production in the third quarter totaled $392.1 million, an increase of 3.3% from the prior quarter and 0.6% year-over-year. Mortgage banking revenue totaled $6.1 million in the third quarter, an increase of $1.9 million linked-quarter and a decrease of $0.3 million year-over-year. The linked-quarter increase was principally attributable to decreased net negative hedge ineffectiveness, which was offset in part by lower gains on sale of mortgage loans.

Wealth management revenue in the third quarter totaled $9.3 million, a decrease of $0.4 million, or 4.2%, from the prior quarter and an increase of $0.5 million, or 5.9%, year-over-year. The linked-quarter change reflected a seasonal decline in trust management and investment services revenue while the year-over-year increase reflected expanded brokerage revenue.

Noninterest Expense

•
Noninterest expense increased $4.9 million, or 4.2%, linked-quarter
•
Salaries and employee benefits expense increased $1.9 million, or 2.9%, linked quarter, reflecting annual merit increases, annual incentive accruals, and commissions
•
Other real estate expense, net increased $2.1 million, all of which relates to the establishment of a reserve for a single property

Noninterest expense in the third quarter totaled $123.3 million, an increase of $4.9 million, or 4.2%, when compared to the prior quarter and a year-over-year decline of $0.5 million, or 0.4%, excluding the litigation settlement expense incurred in the third quarter of 2023. Salaries and employee benefits expense increased $1.9 million, or 2.9%, linked-quarter principally due to annual merit increases effective July 1, mortgage banking commissions and annual incentive-based accruals as a result of strong operating performance. Salaries and employee benefits expense in the third quarter declined $0.7 million, or 1.0%, from levels one year earlier. Other expense totaled $17.3 million in the third quarter, an increase of $2.1 million linked-quarter and $2.3 million year-over-year. The linked-quarter and year-over-year changes are attributable to an increase in other real estate expense, net related to the establishment of a reserve for a single property under contract to sell in the fourth quarter of 2024.

(1) Please refer to Consolidated Financial Information, Note 1 – Significant Non-Routine Transactions and Note 7 – Non-GAAP Financial Measures.

Significant Non-Routine Transactions in the Second Quarter

•
Completed sale of FBBI, producing a gain on sale of $228.3 million ($171.2 million, net of taxes)
•
Restructured investment securities portfolio; sold available for sale securities of $1.6 billion with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes); purchased $1.4 billion of available for sale securities with an average yield of 4.85%
•
Sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at time of selection totaling $56.2 million (Mortgage Loan Sale) which generated a loss of $13.4 million ($10.1 million, net of taxes); sale drove a $54.1 million reduction in nonperforming loans
•
Exchanged Visa Class B-1 shares for Visa Class B-2 shares and Visa Class C common stock; Visa Class C stock exchange resulted in a gain of $8.1 million ($6.0 million, net of taxes)

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 23, 2024, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 6, 2024, in archived format at the same web address or by calling (877) 344-7529, passcode 9091375.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates and the extent and duration of the current volatility in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels and slowdowns in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, economic conditions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Senior Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Senior Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2024	6/30/2024	9/30/2023	$ Change	% Change	$ Change	% Change
Securities AFS-taxable	$1,658,999	$1,866,227	$2,049,006	$(207,228)	-11.1%	$(390,007)	-19.0%
Securities AFS-nontaxable	—	—	4,779	—	n/m	(4,779)	-100.0%
Securities HTM-taxable	1,368,943	1,421,246	1,445,895	(52,303)	-3.7%	(76,952)	-5.3%
Securities HTM-nontaxable	—	112	907	(112)	-100.0%	(907)	-100.0%
Total securities	3,027,942	3,287,585	3,500,587	(259,643)	-7.9%	(472,645)	-13.5%
Loans (includes loans held for sale)	13,379,658	13,309,127	12,926,942	70,531	0.5%	452,716	3.5%
Fed funds sold and reverse repurchases	653	110	230	543	n/m	423	n/m
Other earning assets	607,275	592,625	682,644	14,650	2.5%	(75,369)	-11.0%
Total earning assets	17,015,528	17,189,447	17,110,403	(173,919)	-1.0%	(94,875)	-0.6%
Allowance for credit losses (ACL), loans held for investment (LHFI)	(154,476)	(143,245)	(127,915)	(11,231)	-7.8%	(26,561)	-20.8%
Other assets	1,646,241	1,740,307	1,721,310	(94,066)	-5.4%	(75,069)	-4.4%
Total assets	$18,507,293	$18,786,509	$18,703,798	$(279,216)	-1.5%	$(196,505)	-1.1%

Interest-bearing demand deposits	$5,382,346	$5,222,369	$4,875,714	$159,977	3.1%	$506,632	10.4%
Savings deposits	3,411,961	3,653,966	3,642,158	(242,005)	-6.6%	(230,197)	-6.3%
Time deposits	3,393,216	3,346,046	3,075,224	47,170	1.4%	317,992	10.3%
Total interest-bearing deposits	12,187,523	12,222,381	11,593,096	(34,858)	-0.3%	594,427	5.1%
Fed funds purchased and repurchases	375,559	434,760	414,696	(59,201)	-13.6%	(39,137)	-9.4%
Other borrowings	339,417	534,350	912,151	(194,933)	-36.5%	(572,734)	-62.8%
Subordinated notes	123,611	123,556	123,391	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,087,966	13,376,903	13,105,190	(288,937)	-2.2%	(17,224)	-0.1%
Noninterest-bearing deposits	3,221,516	3,183,524	3,429,815	37,992	1.2%	(208,299)	-6.1%
Other liabilities	274,563	498,593	585,908	(224,030)	-44.9%	(311,345)	-53.1%
Total liabilities	16,584,045	17,059,020	17,120,913	(474,975)	-2.8%	(536,868)	-3.1%
Shareholders' equity	1,923,248	1,727,489	1,582,885	195,759	11.3%	340,363	21.5%
Total liabilities and equity	$18,507,293	$18,786,509	$18,703,798	$(279,216)	-1.5%	$(196,505)	-1.1%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2024	6/30/2024	9/30/2023	$ Change	% Change	$ Change	% Change
Cash and due from banks	$805,436	$822,141	$750,292	$(16,705)	-2.0%	$55,144	7.3%
Fed funds sold and reverse repurchases	10,000	—	—	10,000	n/m	10,000	n/m
Securities available for sale	1,725,795	1,621,659	1,766,174	104,136	6.4%	(40,379)	-2.3%
Securities held to maturity	1,358,358	1,380,487	1,438,287	(22,129)	-1.6%	(79,929)	-5.6%
Loans held for sale (LHFS)	216,454	185,698	169,244	30,756	16.6%	47,210	27.9%
Loans held for investment (LHFI)	13,100,111	13,155,418	12,810,259	(55,307)	-0.4%	289,852	2.3%
ACL LHFI	(157,929)	(154,685)	(134,031)	(3,244)	-2.1%	(23,898)	-17.8%
Net LHFI	12,942,182	13,000,733	12,676,228	(58,551)	-0.5%	265,954	2.1%
Premises and equipment, net	236,151	232,681	230,402	3,470	1.5%	5,749	2.5%
Mortgage servicing rights	125,853	136,658	142,379	(10,805)	-7.9%	(16,526)	-11.6%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Identifiable intangible assets	153	181	269	(28)	-15.5%	(116)	-43.1%
Other real estate	3,920	6,586	5,485	(2,666)	-40.5%	(1,565)	-28.5%
Operating lease right-of-use assets	36,034	36,925	37,115	(891)	-2.4%	(1,081)	-2.9%
Other assets	685,431	694,133	770,684	(8,702)	-1.3%	(85,253)	-11.1%
Assets of discontinued operations	—	—	69,675	—	n/m	(69,675)	-100.0%
Total assets	$18,480,372	$18,452,487	$18,390,839	$27,885	0.2%	$89,533	0.5%

Deposits:
Noninterest-bearing	$3,142,792	$3,153,506	$3,320,124	$(10,714)	-0.3%	$(177,332)	-5.3%
Interest-bearing	12,098,143	12,309,382	11,781,799	(211,239)	-1.7%	316,344	2.7%
Total deposits	15,240,935	15,462,888	15,101,923	(221,953)	-1.4%	139,012	0.9%
Fed funds purchased and repurchases	365,643	314,121	321,799	51,522	16.4%	43,844	13.6%
Other borrowings	443,458	336,687	793,193	106,771	31.7%	(349,735)	-44.1%
Subordinated notes	123,647	123,592	123,427	55	0.0%	220	0.2%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	28,890	30,265	34,945	(1,375)	-4.5%	(6,055)	-17.3%
Operating lease liabilities	39,689	40,517	40,150	(828)	-2.0%	(461)	-1.1%
Other liabilities	196,158	203,420	331,066	(7,262)	-3.6%	(134,908)	-40.7%
Liabilities of discontinued operations	—	—	12,129	—	n/m	(12,129)	-100.0%
Total liabilities	16,500,276	16,573,346	16,820,488	(73,070)	-0.4%	(320,212)	-1.9%
Common stock	12,753	12,753	12,724	—	0.0%	29	0.2%
Capital surplus	163,156	161,834	158,316	1,322	0.8%	4,840	3.1%
Retained earnings	1,833,232	1,796,111	1,687,199	37,121	2.1%	146,033	8.7%
Accumulated other comprehensive income (loss), net of tax	(29,045)	(91,557)	(287,888)	62,512	68.3%	258,843	89.9%
Total shareholders' equity	1,980,096	1,879,141	1,570,351	100,955	5.4%	409,745	26.1%
Total liabilities and equity	$18,480,372	$18,452,487	$18,390,839	$27,885	0.2%	$89,533	0.5%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2024	6/30/2024	9/30/2023	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-FTE	$220,433	$216,399	$206,523	$4,034	1.9%	$13,910	6.7%
Interest on securities-taxable	26,162	17,929	16,624	8,233	45.9%	9,538	57.4%
Interest on securities-tax exempt-FTE	—	1	58	(1)	-100.0%	(58)	-100.0%
Interest on fed funds sold and reverse repurchases	9	2	3	7	n/m	6	n/m
Other interest income	8,293	8,124	8,613	169	2.1%	(320)	-3.7%
Total interest income-FTE	254,897	242,455	231,821	12,442	5.1%	23,076	10.0%
Interest on deposits	86,043	83,681	69,797	2,362	2.8%	16,246	23.3%
Interest on fed funds purchased and repurchases	4,864	5,663	5,375	(799)	-14.1%	(511)	-9.5%
Other interest expense	5,971	8,778	14,713	(2,807)	-32.0%	(8,742)	-59.4%
Total interest expense	96,878	98,122	89,885	(1,244)	-1.3%	6,993	7.8%
Net interest income-FTE	158,019	144,333	141,936	13,686	9.5%	16,083	11.3%
Provision for credit losses (PCL), LHFI	7,923	14,696	8,322	(6,773)	-46.1%	(399)	-4.8%
PCL, off-balance sheet credit exposures	(1,375)	(3,600)	104	2,225	61.8%	(1,479)	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	8,633	—	(8,633)	-100.0%	—	n/m
Net interest income after provision-FTE	151,471	124,604	133,510	26,867	21.6%	17,961	13.5%
Service charges on deposit accounts	11,272	10,924	11,074	348	3.2%	198	1.8%
Bank card and other fees	7,931	9,225	8,217	(1,294)	-14.0%	(286)	-3.5%
Mortgage banking, net	6,119	4,204	6,458	1,915	45.6%	(339)	-5.2%
Wealth management	9,288	9,692	8,773	(404)	-4.2%	515	5.9%
Other, net	2,952	7,461	2,399	(4,509)	-60.4%	553	23.1%
Securities gains (losses), net	—	(182,792)	—	182,792	-100.0%	—	n/m
Total noninterest income (loss)	37,562	(141,286)	36,921	178,848	n/m	641	1.7%
Salaries and employee benefits	66,691	64,838	67,374	1,853	2.9%	(683)	-1.0%
Services and fees	25,724	24,743	27,472	981	4.0%	(1,748)	-6.4%
Net occupancy-premises	7,398	7,265	7,151	133	1.8%	247	3.5%
Equipment expense	6,141	6,241	6,755	(100)	-1.6%	(614)	-9.1%
Litigation settlement expense (1)	—	—	6,500	—	n/m	(6,500)	-100.0%
Other expense	17,316	15,239	15,039	2,077	13.6%	2,277	15.1%
Total noninterest expense	123,270	118,326	130,291	4,944	4.2%	(7,021)	-5.4%
Income (loss) from continuing operations before income taxes and tax eq adj	65,763	(135,008)	40,140	200,771	n/m	25,623	63.8%
Tax equivalent adjustment	3,305	3,304	3,299	1	0.0%	6	0.2%
Income (loss) from continuing operations before income taxes	62,458	(138,312)	36,841	200,770	n/m	25,617	69.5%
Income taxes from continuing operations	11,128	(37,707)	6,288	48,835	n/m	4,840	77.0%
Income (loss) from continuing operations	51,330	(100,605)	30,553	151,935	n/m	20,777	68.0%
Income from discontinued operations (discont. ops) before income taxes	—	232,640	4,649	(232,640)	-100.0%	(4,649)	-100.0%
Income taxes from discont. ops	—	58,203	1,173	(58,203)	-100.0%	(1,173)	-100.0%
Income from discont. ops	—	174,437	3,476	(174,437)	-100.0%	(3,476)	-100.0%
Net income	$51,330	$73,832	$34,029	$(22,502)	-30.5%	$17,301	50.8%

Per share data (1)
Basic earnings (loss) per share from continuing operations	$0.84	$(1.64)	$0.50	$2.48	n/m	$0.34	68.0%
Basic earnings per share from discont. ops	$—	$2.85	$0.06	$(2.85)	-100.0%	$(0.06)	-100.0%
Basic earnings per share - total	$0.84	$1.21	$0.56	$(0.37)	-30.6%	$0.28	50.0%

Diluted earnings (loss) per share from continuing operations	$0.84	$(1.64)	$0.50	$2.48	n/m	$0.34	68.0%
Diluted earnings per share from discont. ops	$—	$2.84	$0.06	$(2.84)	-100.0%	$(0.06)	-100.0%
Diluted earnings per share - total	$0.84	$1.20	$0.56	$(0.36)	-30.0%	$0.28	50.0%

Dividends per share	$0.23	$0.23	$0.23	$—	0.0%	$—	0.0%

Weighted average shares outstanding
Basic	61,206,599	61,196,820	61,069,750
Diluted	61,448,410	61,415,957	61,263,032
Period end shares outstanding	61,206,606	61,205,969	61,070,095

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	9/30/2024	6/30/2024	9/30/2023	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$25,835	$26,222	$23,530	$(387)	-1.5%	$2,305	9.8%
Florida	111	614	151	(503)	-81.9%	(40)	-26.5%
Mississippi (1)	31,536	14,773	45,050	16,763	n/m	(13,514)	-30.0%
Tennessee (2)	3,180	2,084	1,841	1,096	52.6%	1,339	72.7%
Texas	13,163	599	20,327	12,564	n/m	(7,164)	-35.2%
Total nonaccrual LHFI	73,825	44,292	90,899	29,533	66.7%	(17,074)	-18.8%
Other real estate
Alabama	170	485	315	(315)	-64.9%	(145)	n/m
Florida	—	—	—	—	n/m	—	n/m
Mississippi (1)	1,772	1,787	942	(15)	-0.8%	830	88.1%
Tennessee (2)	—	86	—	(86)	-100.0%	—	n/m
Texas	1,978	4,228	4,228	(2,250)	-53.2%	(2,250)	-53.2%
Total other real estate	3,920	6,586	5,485	(2,666)	-40.5%	(1,565)	-28.5%
Total nonperforming assets	$77,745	$50,878	$96,384	$26,867	52.8%	$(18,639)	-19.3%

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,352	$5,413	$3,804	$(61)	-1.1%	$1,548	40.7%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$63,703	$58,079	$42,532	$5,624	9.7%	$21,171	49.8%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	9/30/2024	6/30/2024	9/30/2023	$ Change	% Change	$ Change	% Change
Beginning Balance	$154,685	$142,998	$129,298	$11,687	8.2%	$25,387	19.6%
PCL, LHFI	7,923	14,696	8,322	(6,773)	-46.1%	(399)	-4.8%
PCL, LHFI sale of 1-4 family mortgage loans	—	8,633	—	(8,633)	-100.0%	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	(8,633)	—	8,633	-100.0%	—	n/m
Charge-offs	(7,142)	(5,120)	(7,496)	(2,022)	-39.5%	354	4.7%
Recoveries	2,463	2,111	3,907	352	16.7%	(1,444)	-37.0%
Net (charge-offs) recoveries	(4,679)	(11,642)	(3,589)	6,963	59.8%	(1,090)	-30.4%
Ending Balance	$157,929	$154,685	$134,031	$3,244	2.1%	$23,898	17.8%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,098)	$59	$(165)	$(3,157)	n/m	$(2,933)	n/m
Florida	595	4	21	591	n/m	574	n/m
Mississippi (1)	(1,881)	(9,112)	(1,867)	7,231	79.4%	(14)	-0.7%
Tennessee (2)	(296)	(122)	2,127	(174)	n/m	(2,423)	n/m
Texas	1	(2,471)	(3,705)	2,472	n/m	3,706	n/m
Total net (charge-offs) recoveries	$(4,679)	$(11,642)	$(3,589)	$6,963	n/m	$(1,090)	-30.4%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Securities AFS-taxable	$1,658,999	$1,866,227	$1,927,619	$1,986,825	$2,049,006	$1,817,036	$2,125,038
Securities AFS-nontaxable	—	—	—	4,246	4,779	—	4,796
Securities HTM-taxable	1,368,943	1,421,246	1,418,476	1,430,169	1,445,895	1,402,764	1,462,632
Securities HTM-nontaxable	—	112	340	340	907	150	2,365
Total securities	3,027,942	3,287,585	3,346,435	3,421,580	3,500,587	3,219,950	3,594,831
Loans (includes loans held for sale)	13,379,658	13,309,127	13,169,805	13,010,028	12,926,942	13,286,538	12,731,268
Fed funds sold and reverse repurchases	653	110	114	121	230	294	1,953
Other earning assets	607,275	592,625	571,215	670,477	682,644	590,433	747,627
Total earning assets	17,015,528	17,189,447	17,087,569	17,102,206	17,110,403	17,097,215	17,075,679
ACL LHFI	(154,476)	(143,245)	(138,711)	(133,742)	(127,915)	(145,510)	(123,313)
Other assets	1,646,241	1,740,307	1,730,521	1,749,069	1,721,310	1,705,473	1,707,608
Total assets	$18,507,293	$18,786,509	$18,679,379	$18,717,533	$18,703,798	$18,657,178	$18,659,974

Interest-bearing demand deposits	$5,382,346	$5,222,369	$5,291,779	$5,053,935	$4,875,714	$5,299,136	$4,810,658
Savings deposits	3,411,961	3,653,966	3,686,027	3,526,600	3,642,158	3,583,357	3,943,998
Time deposits	3,393,216	3,346,046	3,321,601	3,427,384	3,075,224	3,353,766	2,443,753
Total interest-bearing deposits	12,187,523	12,222,381	12,299,407	12,007,919	11,593,096	12,236,259	11,198,409
Fed funds purchased and repurchases	375,559	434,760	428,127	403,041	414,696	412,679	413,608
Other borrowings	339,417	534,350	463,459	590,765	912,151	445,354	1,116,940
Subordinated notes	123,611	123,556	123,501	123,446	123,391	123,556	123,337
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,087,966	13,376,903	13,376,350	13,187,027	13,105,190	13,279,704	12,914,150
Noninterest-bearing deposits	3,221,516	3,183,524	3,120,566	3,296,351	3,429,815	3,175,371	3,611,592
Other liabilities	274,563	498,593	505,942	641,662	585,908	425,812	571,681
Total liabilities	16,584,045	17,059,020	17,002,858	17,125,040	17,120,913	16,880,887	17,097,423
Shareholders' equity	1,923,248	1,727,489	1,676,521	1,592,493	1,582,885	1,776,291	1,562,551
Total liabilities and equity	$18,507,293	$18,786,509	$18,679,379	$18,717,533	$18,703,798	$18,657,178	$18,659,974

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Cash and due from banks	$805,436	$822,141	$606,061	$975,343	$750,292
Fed funds sold and reverse repurchases	10,000	—	—	—	—
Securities available for sale	1,725,795	1,621,659	1,702,299	1,762,878	1,766,174
Securities held to maturity	1,358,358	1,380,487	1,415,025	1,426,279	1,438,287
LHFS	216,454	185,698	172,937	184,812	169,244
LHFI	13,100,111	13,155,418	13,057,943	12,950,524	12,810,259
ACL LHFI	(157,929)	(154,685)	(142,998)	(139,367)	(134,031)
Net LHFI	12,942,182	13,000,733	12,914,945	12,811,157	12,676,228
Premises and equipment, net	236,151	232,681	232,630	232,229	230,402
Mortgage servicing rights	125,853	136,658	138,044	131,870	142,379
Goodwill	334,605	334,605	334,605	334,605	334,605
Identifiable intangible assets	153	181	208	236	269
Other real estate	3,920	6,586	7,620	6,867	5,485
Operating lease right-of-use assets	36,034	36,925	34,324	35,711	37,115
Other assets	685,431	694,133	744,821	752,568	770,684
Assets of discontinued operations	—	—	73,093	67,634	69,675
Total assets	$18,480,372	$18,452,487	$18,376,612	$18,722,189	$18,390,839

Deposits:
Noninterest-bearing	$3,142,792	$3,153,506	$3,039,652	$3,197,620	$3,320,124
Interest-bearing	12,098,143	12,309,382	12,298,905	12,372,143	11,781,799
Total deposits	15,240,935	15,462,888	15,338,557	15,569,763	15,101,923
Fed funds purchased and repurchases	365,643	314,121	393,215	405,745	321,799
Other borrowings	443,458	336,687	482,027	483,230	793,193
Subordinated notes	123,647	123,592	123,537	123,482	123,427
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	28,890	30,265	33,865	34,057	34,945
Operating lease liabilities	39,689	40,517	37,792	39,097	40,150
Other liabilities	196,158	203,420	207,583	331,085	331,066
Liabilities of discontinued operations	—	—	15,581	12,027	12,129
Total liabilities	16,500,276	16,573,346	16,694,013	17,060,342	16,820,488
Common stock	12,753	12,753	12,747	12,725	12,724
Capital surplus	163,156	161,834	160,521	159,688	158,316
Retained earnings	1,833,232	1,796,111	1,736,485	1,709,157	1,687,199
Accumulated other comprehensive income (loss), net of tax	(29,045)	(91,557)	(227,154)	(219,723)	(287,888)
Total shareholders' equity	1,980,096	1,879,141	1,682,599	1,661,847	1,570,351
Total liabilities and equity	$18,480,372	$18,452,487	$18,376,612	$18,722,189	$18,390,839

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Interest and fees on LHFS & LHFI-FTE	$220,433	$216,399	$209,456	$210,288	$206,523	$646,288	$578,431
Interest on securities-taxable	26,162	17,929	15,634	15,936	16,624	59,725	50,164
Interest on securities-tax exempt-FTE	—	1	4	44	58	5	219
Interest on fed funds sold and reverse repurchases	9	2	1	2	3	12	78
Other interest income	8,293	8,124	8,110	9,918	8,613	24,527	27,217
Total interest income-FTE	254,897	242,455	233,205	236,188	231,821	730,557	656,109
Interest on deposits	86,043	83,681	83,716	80,847	69,797	253,440	165,104
Interest on fed funds purchased and repurchases	4,864	5,663	5,591	5,347	5,375	16,118	15,072
Other interest expense	5,971	8,778	7,703	9,946	14,713	22,452	49,638
Total interest expense	96,878	98,122	97,010	96,140	89,885	292,010	229,814
Net interest income-FTE	158,019	144,333	136,195	140,048	141,936	438,547	426,295
PCL, LHFI	7,923	14,696	7,708	7,585	8,322	30,327	19,777
PCL, off-balance sheet credit exposures	(1,375)	(3,600)	(192)	(888)	104	(5,167)	(1,893)
PCL, LHFI sale of 1-4 family mortgage loans	—	8,633	—	—	—	8,633	—
Net interest income after provision-FTE	151,471	124,604	128,679	133,351	133,510	404,754	408,411
Service charges on deposit accounts	11,272	10,924	10,958	11,311	11,074	33,154	32,105
Bank card and other fees	7,931	9,225	7,428	8,502	8,217	24,584	24,937
Mortgage banking, net	6,119	4,204	8,915	5,519	6,458	19,238	20,697
Wealth management	9,288	9,692	8,952	8,657	8,773	27,932	26,435
Other, net	2,952	7,461	3,102	2,577	2,399	13,515	7,654
Securities gains (losses), net	—	(182,792)	—	39	—	(182,792)	—
Total noninterest income (loss)	37,562	(141,286)	39,355	36,605	36,921	(64,369)	111,828
Salaries and employee benefits	66,691	64,838	65,487	69,326	67,374	197,016	198,944
Services and fees	25,724	24,743	24,431	27,478	27,472	74,898	80,327
Net occupancy-premises	7,398	7,265	7,270	7,144	7,151	21,933	21,363
Equipment expense	6,141	6,241	6,325	6,457	6,755	18,707	19,387
Litigation settlement expense	—	—	—	—	6,500	—	6,500
Other expense	17,316	15,239	16,151	15,790	15,039	48,706	42,980
Total noninterest expense	123,270	118,326	119,664	126,195	130,291	361,260	369,501
Income (loss) from continuing operations before income taxes and tax eq adj	65,763	(135,008)	48,370	43,761	40,140	(20,875)	150,738
Tax equivalent adjustment	3,305	3,304	3,365	3,306	3,299	9,974	10,159
Income (loss) from continuing operations before income taxes	62,458	(138,312)	45,005	40,455	36,841	(30,849)	140,579
Income taxes from continuing operations	11,128	(37,707)	6,832	6,567	6,288	(19,747)	21,177
Income (loss) from continuing operations	51,330	(100,605)	38,173	33,888	30,553	(11,102)	119,402
Income from discontinued operations (discont. ops) before income taxes	—	232,640	4,512	2,965	4,649	237,152	13,337
Income taxes from discontinued operations	—	58,203	1,150	730	1,173	59,353	3,373
Income from discont. ops	—	174,437	3,362	2,235	3,476	177,799	9,964
Net income	$51,330	$73,832	$41,535	$36,123	$34,029	$166,697	$129,366

Per share data (1)
Basic earnings (loss) per share from continuing operations	$0.84	$(1.64)	$0.62	$0.55	$0.50	$(0.18)	$1.96
Basic earnings per share from discont. ops	$—	$2.85	$0.05	$0.04	$0.06	$2.91	$0.16
Basic earnings per share - total	$0.84	$1.21	$0.68	$0.59	$0.56	$2.72	$2.12

Diluted earnings (loss) per share from continuing operations	$0.84	$(1.64)	$0.62	$0.55	$0.50	$(0.18)	$1.95
Diluted earnings per share from discont. ops	$—	$2.84	$0.05	$0.04	$0.06	$2.90	$0.16
Diluted earnings per share - total	$0.84	$1.20	$0.68	$0.59	$0.56	$2.72	$2.11

Dividends per share	$0.23	$0.23	$0.23	$0.23	$0.23	$0.69	$0.69

Weighted average shares outstanding
Basic	61,206,599	61,196,820	61,128,425	61,070,481	61,069,750	61,177,388	61,048,244
Diluted	61,448,410	61,415,957	61,348,364	61,296,840	61,263,032	61,393,179	61,219,022
Period end shares outstanding	61,206,606	61,205,969	61,178,366	61,071,173	61,070,095	61,206,606	61,070,095

(1) Due to rounding, earnings (loss) per share from continuing operations and discontinued operations may not sum to earnings per share from net income.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Nonaccrual LHFI
Alabama	$25,835	$26,222	$23,261	$23,271	$23,530
Florida	111	614	585	170	151
Mississippi (1)	31,536	14,773	59,059	54,615	45,050
Tennessee (2)	3,180	2,084	1,800	1,802	1,841
Texas	13,163	599	13,646	20,150	20,327
Total nonaccrual LHFI	73,825	44,292	98,351	100,008	90,899
Other real estate
Alabama	170	485	1,050	1,397	315
Florida	—	—	71	—	—
Mississippi (1)	1,772	1,787	2,870	1,242	942
Tennessee (2)	—	86	86	—	—
Texas	1,978	4,228	3,543	4,228	4,228
Total other real estate	3,920	6,586	7,620	6,867	5,485
Total nonperforming assets	$77,745	$50,878	$105,971	$106,875	$96,384

LOANS PAST DUE OVER 90 DAYS
LHFI	$5,352	$5,413	$5,243	$5,790	$3,804

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$63,703	$58,079	$56,530	$51,243	$42,532

	Quarter Ended					Nine Months Ended
ACL LHFI	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Beginning Balance	$154,685	$142,998	$139,367	$134,031	$129,298	$139,367	$120,214
PCL, LHFI	7,923	14,696	7,708	7,585	8,322	30,327	19,777
PCL, LHFI sale of 1-4 family mortgage loans	—	8,633	—	—	—	8,633	—
Charge-offs, sale of 1-4 family mortgage loans	—	(8,633)	—	—	—	(8,633)	—
Charge-offs	(7,142)	(5,120)	(6,324)	(4,250)	(7,496)	(18,586)	(13,265)
Recoveries	2,463	2,111	2,247	2,001	3,907	6,821	7,305
Net (charge-offs) recoveries	(4,679)	(11,642)	(4,077)	(2,249)	(3,589)	(20,398)	(5,960)
Ending Balance	$157,929	$154,685	$142,998	$139,367	$134,031	$157,929	$134,031

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(3,098)	$59	$(341)	$(299)	$(165)	$(3,380)	$(574)
Florida	595	4	277	180	21	876	(50)
Mississippi (1)	(1,881)	(9,112)	(1,489)	(1,943)	(1,867)	(12,482)	(3,404)
Tennessee (2)	(296)	(122)	(179)	(193)	2,127	(597)	1,837
Texas	1	(2,471)	(2,345)	6	(3,705)	(4,815)	(3,769)
Total net (charge-offs) recoveries	$(4,679)	$(11,642)	$(4,077)	$(2,249)	$(3,589)	$(20,398)	$(5,960)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2024
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Return on average equity from continuing operations	10.62%	-23.42%	9.16%	8.44%	7.66%	-0.83%	10.22%
Return on average equity from adjusted continuing operations (1)	10.62%	9.06%	9.16%	8.68%	8.87%	9.40%	10.63%
Return on average equity - total	10.62%	17.19%	9.96%	9.00%	8.53%	12.54%	11.07%

Return on average tangible equity from continuing operations	12.86%	-29.05%	11.45%	10.70%	9.72%	-1.02%	13.03%
Return on average tangible equity from adjusted continuing operations (1)	12.86%	11.14%	11.45%	10.98%	11.25%	11.49%	13.55%
Return on average tangible equity - total	12.86%	21.91%	12.98%	11.92%	11.32%	15.79%	14.77%

Return on average assets from continuing operations	1.10%	-2.16%	0.83%	0.72%	0.65%	-0.08%	0.86%
Return on average assets from adjusted continuing operations (1)	1.10%	0.87%	0.83%	0.74%	0.75%	0.93%	0.89%
Return on average assets - total	1.10%	1.58%	0.89%	0.77%	0.72%	1.19%	0.93%

Interest margin - Yield - FTE	5.96%	5.67%	5.49%	5.48%	5.38%	5.71%	5.14%
Interest margin - Cost	2.27%	2.30%	2.28%	2.23%	2.08%	2.28%	1.80%
Net interest margin - FTE	3.69%	3.38%	3.21%	3.25%	3.29%	3.43%	3.34%
Efficiency ratio (2)	60.99%	63.81%	66.90%	69.76%	68.27%	63.79%	66.43%
Full-time equivalent employees	2,500	2,515	2,712	2,757	2,756

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans	0.14%	0.09%	0.12%	0.07%	0.11%	0.12%	0.06%
PCL, LHFI (excl PCL, LHFI sale of 1-4 family mortgage loans) / average loans	0.24%	0.44%	0.24%	0.23%	0.26%	0.30%	0.21%
Nonaccrual LHFI / (LHFI + LHFS)	0.55%	0.33%	0.74%	0.76%	0.70%
Nonperforming assets / (LHFI + LHFS)	0.58%	0.38%	0.80%	0.81%	0.74%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.58%	0.38%	0.80%	0.81%	0.74%
ACL LHFI / LHFI	1.21%	1.18%	1.10%	1.08%	1.05%
ACL LHFI-commercial / commercial LHFI	1.08%	1.05%	0.93%	0.85%	0.86%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.64%	1.59%	1.63%	1.81%	1.66%
ACL LHFI / nonaccrual LHFI	213.92%	349.24%	145.39%	139.36%	147.45%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	497.27%	840.20%	235.29%	249.31%	273.60%

CAPITAL RATIOS
Total equity / total assets	10.71%	10.18%	9.16%	8.88%	8.54%
Tangible equity / tangible assets	9.07%	8.52%	7.47%	7.22%	6.84%
Tangible equity / risk-weighted assets	10.97%	10.18%	8.83%	8.76%	8.16%
Tier 1 leverage ratio	9.65%	9.29%	8.76%	8.62%	8.49%
Common equity tier 1 capital ratio	11.30%	10.92%	10.12%	10.04%	9.89%
Tier 1 risk-based capital ratio	11.70%	11.31%	10.51%	10.44%	10.29%
Total risk-based capital ratio	13.71%	13.29%	12.42%	12.29%	12.11%

STOCK PERFORMANCE
Market value-Close	$31.82	$30.04	$28.11	$27.88	$21.73
Book value	$32.35	$30.70	$27.50	$27.21	$25.71
Tangible book value	$26.88	$25.23	$22.03	$21.73	$20.23

(1) Adjusted continuing operations excludes significant non-routine transactions. See Note 7 - Non-GAAP Financials Measures in the Notes to the Consolidated Financials.
(2) See Note 7 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 1 - Significant Non-Routine Transactions

Trustmark completed the following significant non-routine transactions during the second quarter of 2024:

•
On May 31, 2024, Trustmark National Bank closed the sale of its wholly owned subsidiary, Fisher Brown Bottrell Insurance, Inc., (FBBI) to Marsh & McLennan Agency LLC, consistent with the terms as previously announced on April 23, 2024. Trustmark National Bank is a wholly owned subsidiary of Trustmark Corporation. Trustmark recognized a gain on the sale of $228.3 million ($171.2 million, net of taxes) in income from discontinued operations. The operations of FBBI are also included in discontinued operations for the current and prior periods.
•
Trustmark restructured its investment securities portfolio by selling $1.561 billion of available for sale securities with an average yield of 1.36%, which generated a loss of $182.8 million ($137.1 million, net of taxes) and was recorded to noninterest income in securities gains (losses), net. Trustmark purchased $1.378 billion of available for sale securities with an average yield of 4.85%.
•
Trustmark sold a portfolio of 1-4 family mortgage loans that were three payments delinquent and/or nonaccrual at the time of selection totaling $56.2 million, which resulted in a loss of $13.4 million ($10.1 million, net of taxes). The portion of the loss related to credit totaled $8.6 million and was recorded as adjustments to charge-offs and the provision for credit losses. The noncredit-related portion of the loss totaled $4.8 million and was recorded to noninterest income in other, net.
•
On April 8, 2024, Visa commenced an initial exchange offer expiring on May 3, 2024, for any and all outstanding shares of Visa Class B-1 common stock (Visa B-1 shares). Holders participating in the exchange offer would receive a combination of Visa Class B-2 common stock (Visa B-2 shares) and Visa Class C common stock (Visa C shares) in exchange for Visa B-1 shares that are validly tendered and accepted for exchange by Visa. TNB tendered its 38.7 thousand Visa B-1 shares, which was accepted by Visa. In exchange for each Visa B-1 share that was validly tendered and accepted for exchange by Visa, TNB received 50.0% of a newly issued Visa B-2 share and newly issued Visa C shares equivalent in value to 50.0% of a Visa B-1 share. The Visa C shares that were received by TNB were recognized at fair value, which resulted in a gain of $8.1 million ($6.0 million, net of taxes) and recorded to noninterest income in other, net during the second quarter of 2024. During the third quarter of 2024, TNB sold all of the Visa C shares for approximately the same carrying value at June 30, 2024. The Visa B-2 shares were recorded at their nominal carrying value.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$202,638	$172,955	$372,424	$372,368	$363,476
U.S. Government agency obligations	19,335	—	5,594	5,792	6,780
Obligations of states and political subdivisions	—	—	—	—	4,642
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	25,798	23,489	22,232	23,135	22,881
Issued by FNMA and FHLMC	1,105,310	1,060,869	1,129,521	1,176,798	1,171,521
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	—	79,099	86,074	90,402
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	372,714	364,346	93,429	98,711	106,472
Total securities available for sale	$1,725,795	$1,621,659	$1,702,299	$1,762,878	$1,766,174

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$29,648	$29,455	$29,261	$29,068	$28,872
Obligations of states and political subdivisions	—	—	340	340	341
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	17,773	17,998	18,387	13,005	13,090
Issued by FNMA and FHLMC	436,177	449,781	461,457	469,593	474,003
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	131,348	138,951	146,447	154,466	162,031
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	743,412	744,302	759,133	759,807	759,950
Total securities held to maturity	$1,358,358	$1,380,487	$1,415,025	$1,426,279	$1,438,287

At September 30, 2024, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $49.3 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, GSE-backed obligations and other Aaa rated securities as determined by Moody’s. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023
Loans secured by real estate:
Construction, land development and other land loans	$1,588,256	$1,638,972	$1,539,461	$1,510,679	$1,609,326
Secured by 1-4 family residential properties	2,895,006	2,878,295	2,891,481	2,904,715	2,893,606
Secured by nonfarm, nonresidential properties	3,582,552	3,598,647	3,543,235	3,489,434	3,569,671
Other real estate secured	1,475,798	1,344,968	1,384,610	1,312,551	1,218,499
Commercial and industrial loans	1,767,079	1,880,607	1,922,711	1,922,910	1,828,924
Consumer loans	149,436	153,316	156,430	161,725	161,940
State and other political subdivision loans	996,002	1,053,015	1,052,844	1,088,466	1,056,569
Other loans and leases	645,982	607,598	567,171	560,044	471,724
LHFI	13,100,111	13,155,418	13,057,943	12,950,524	12,810,259
ACL LHFI	(157,929)	(154,685)	(142,998)	(139,367)	(134,031)
Net LHFI	$12,942,182	$13,000,733	$12,914,945	$12,811,157	$12,676,228

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	September 30, 2024
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,588,256	$710,651	$37,344	$91,475	$319,740	$46,631	$382,415
Secured by 1-4 family residential properties	2,895,006	153,482	61,195	—	2,560,518	83,812	35,999
Secured by nonfarm, nonresidential properties	3,582,552	1,036,006	217,973	31,530	1,539,462	130,662	626,919
Other real estate secured	1,475,798	663,949	1,676	—	392,700	6,734	410,739
Commercial and industrial loans	1,767,079	480,202	21,296	227,285	715,590	126,659	196,047
Consumer loans	149,436	21,365	7,013	—	93,469	15,858	11,731
State and other political subdivision loans	996,002	68,625	51,084	—	754,461	21,546	100,286
Other loans and leases	645,982	58,497	7,545	246,819	187,642	75,343	70,136
Loans	$13,100,111	$3,192,777	$405,126	$597,109	$6,563,582	$507,245	$1,834,272

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$63,307	$27,502	$6,389	$94	$17,031	$5,075	$7,216
Development	110,649	56,110	814	—	22,290	11,624	19,811
Unimproved land	104,664	19,611	11,073	—	24,471	10,334	39,175
1-4 family construction	336,167	166,524	9,446	10,849	93,326	19,375	36,647
Other construction	973,469	440,904	9,622	80,532	162,622	223	279,566
Construction, land development and other land loans	$1,588,256	$710,651	$37,344	$91,475	$319,740	$46,631	$382,415

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	September 30, 2024
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$315,491	$107,378	$22,723	$—	$90,634	$16,686	$78,070
Office	261,461	93,106	19,243	—	94,694	1,356	53,062
Hotel/motel	293,191	146,399	44,719	—	77,521	24,552	—
Mini-storage	142,671	37,227	1,513	—	91,490	627	11,814
Industrial	501,354	111,559	18,191	31,530	197,056	2,863	140,155
Health care	132,564	104,276	676	—	25,053	326	2,233
Convenience stores	23,905	2,733	406	—	12,806	218	7,742
Nursing homes/senior living	518,548	225,893	—	—	192,350	4,367	95,938
Other	107,798	28,608	8,472	—	54,468	7,725	8,525
Total non-owner occupied loans	2,296,983	857,179	115,943	31,530	836,072	58,720	397,539

Owner-occupied:
Office	151,558	48,134	34,417	—	39,883	10,964	18,160
Churches	52,167	12,018	3,930	—	30,456	3,353	2,410
Industrial warehouses	165,033	11,393	4,685	—	48,050	14,534	86,371
Health care	121,272	10,444	8,337	—	83,182	2,215	17,094
Convenience stores	129,000	11,273	27,122	—	54,959	—	35,646
Retail	71,290	8,662	13,158	—	32,947	8,230	8,293
Restaurants	52,968	3,634	2,809	—	25,841	16,402	4,282
Auto dealerships	41,606	4,514	180	—	21,571	15,341	—
Nursing homes/senior living	380,774	57,076	—	—	297,634	—	26,064
Other	119,901	11,679	7,392	—	68,867	903	31,060
Total owner-occupied loans	1,285,569	178,827	102,030	—	703,390	71,942	229,380
Loans secured by nonfarm, nonresidential properties	$3,582,552	$1,036,006	$217,973	$31,530	$1,539,462	$130,662	$626,919

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the rates paid on interest-bearing liabilities on a tax equivalent basis:

	Quarter Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Securities – taxable	3.44%	2.19%	1.88%	1.85%	1.89%	2.48%	1.87%
Securities – nontaxable	—	3.59%	4.73%	3.81%	4.05%	4.45%	4.09%
Securities – total	3.44%	2.19%	1.88%	1.85%	1.89%	2.48%	1.87%
LHFI & LHFS	6.55%	6.54%	6.40%	6.41%	6.34%	6.50%	6.07%
Fed funds sold & reverse repurchases	5.48%	7.31%	3.53%	6.56%	5.17%	5.45%	5.34%
Other earning assets	5.43%	5.51%	5.71%	5.87%	5.01%	5.55%	4.87%
Total earning assets	5.96%	5.67%	5.49%	5.48%	5.38%	5.71%	5.14%

Interest-bearing deposits	2.81%	2.75%	2.74%	2.67%	2.39%	2.77%	1.97%
Fed funds purchased & repurchases	5.15%	5.24%	5.25%	5.26%	5.14%	5.22%	4.87%
Other borrowings	4.53%	4.91%	4.78%	5.08%	5.32%	4.75%	5.10%
Total interest-bearing liabilities	2.94%	2.95%	2.92%	2.89%	2.72%	2.94%	2.38%

Total Deposits	2.22%	2.18%	2.18%	2.10%	1.84%	2.20%	1.49%

Net interest margin	3.69%	3.38%	3.21%	3.25%	3.29%	3.43%	3.34%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Interest-Bearing Liabilities (continued)

Reflected in the table above are yields on earning assets and liabilities, along with the net interest margin which equals reported net interest income-FTE, annualized, as a percent of average earning assets.

The net interest margin increased 31 basis points when compared to the second quarter of 2024, totaling 3.69% for the third quarter of 2024, primarily due to increased yields on the securities portfolio, while the loans held for investment and held for sale portfolio remained relatively flat, offset by the increase in the cost of interest-bearing deposits.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $2.5 million during the third quarter of 2024.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Mortgage servicing income, net	$7,127	$6,993	$6,934	$6,731	$6,916	$21,054	$20,465
Change in fair value-MSR from runoff	(3,154)	(3,447)	(1,926)	(2,972)	(3,203)	(8,527)	(7,058)
Gain on sales of loans, net	4,648	5,151	5,009	3,913	3,748	14,808	11,432
Mortgage banking income before hedge ineffectiveness	8,621	8,697	10,017	7,672	7,461	27,335	24,839
Change in fair value-MSR from market changes	(10,406)	(1,626)	5,123	(10,224)	6,809	(6,909)	8,735
Change in fair value of derivatives	7,904	(2,867)	(6,225)	8,071	(7,812)	(1,188)	(12,877)
Net positive (negative) hedge ineffectiveness	(2,502)	(4,493)	(1,102)	(2,153)	(1,003)	(8,097)	(4,142)
Mortgage banking, net	$6,119	$4,204	$8,915	$5,519	$6,458	$19,238	$20,697

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Partnership amortization for tax credit purposes	$(1,977)	$(1,824)	$(1,834)	$(2,013)	$(1,995)	$(5,635)	$(5,975)
Increase in life insurance cash surrender value	1,883	1,860	1,844	1,825	1,784	5,587	5,193
Loss on sale of 1-4 family mortgage loans	—	(4,798)	—	—	—	(4,798)	—
Visa C shares fair value adjustment	—	8,056	—	—	—	8,056	—
Other miscellaneous income	3,046	4,167	3,092	2,765	2,610	10,305	8,436
Total other, net	$2,952	$7,461	$3,102	$2,577	$2,399	$13,515	$7,654

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
Loan expense	$2,824	$2,880	$2,955	$2,380	$3,130	$8,659	$8,734
Amortization of intangibles	28	27	28	33	34	83	257
FDIC assessment expense	5,071	4,816	4,509	4,844	3,765	14,396	8,685
Other real estate expense, net	2,452	327	671	(184)	(40)	3,450	303
Other miscellaneous expense	6,941	7,189	7,988	8,717	8,150	22,118	25,001
Total other expense	$17,316	$15,239	$16,151	$15,790	$15,039	$48,706	$42,980

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended					Nine Months Ended
		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$1,923,248	$1,727,489	$1,676,521	$1,592,493	$1,582,885	$1,776,291	$1,562,551
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(168)	(195)	(224)	(253)	(287)	(196)	(349)
Total average tangible equity		$1,588,475	$1,392,689	$1,341,692	$1,257,635	$1,247,993	$1,441,490	$1,227,597

PERIOD END BALANCES
Total shareholders' equity		$1,980,096	$1,879,141	$1,682,599	$1,661,847	$1,570,351
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(153)	(181)	(208)	(236)	(269)
Total tangible equity	(a)	$1,645,338	$1,544,355	$1,347,786	$1,327,006	$1,235,477

TANGIBLE ASSETS
Total assets		$18,480,372	$18,452,487	$18,376,612	$18,722,189	$18,390,839
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		(153)	(181)	(208)	(236)	(269)
Total tangible assets	(b)	$18,145,614	$18,117,701	$18,041,799	$18,387,348	$18,055,965
Risk-weighted assets	(c)	$15,004,024	$15,165,038	$15,257,385	$15,153,263	$15,143,531

NET INCOME (LOSS) ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income (loss) from continuing operations		$51,330	$(100,605)	$38,173	$33,888	$30,553	$(11,102)	$119,402
Plus: Intangible amortization net of tax from continuing operations		21	20	20	25	25	61	192
Net income (loss) adjusted for intangible amortization		$51,351	$(100,585)	$38,193	$33,913	$30,578	$(11,041)	$119,594
Period end common shares outstanding	(d)	61,206,606	61,205,969	61,178,366	61,071,173	61,070,095

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity from continuing operations (1)		12.86%	-29.05%	11.45%	10.70%	9.72%	-1.02%	13.03%
Tangible equity/tangible assets	(a)/(b)	9.07%	8.52%	7.47%	7.22%	6.84%
Tangible equity/risk-weighted assets	(a)/(c)	10.97%	10.18%	8.83%	8.76%	8.16%
Tangible book value	(a)/(d)*1,000	$26.88	$25.23	$22.03	$21.73	$20.23

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$1,980,096	$1,879,141	$1,682,599	$1,661,847	$1,570,351
CECL transition adjustment		6,500	6,500	6,500	13,000	13,000
AOCI-related adjustments		29,045	91,557	227,154	219,723	287,888
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,757)	(320,758)	(370,205)	(370,212)	(370,219)
Other adjustments and deductions for CET1 (2)		(115)	(847)	(2,588)	(2,693)	(2,803)
CET1 capital	(e)	1,694,769	1,655,593	1,543,460	1,521,665	1,498,217
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,754,769	$1,715,593	$1,603,460	$1,581,665	$1,558,217

Common equity tier 1 capital ratio	(e)/(c)	11.30%	10.92%	10.12%	10.04%	9.89%

(1)
Calculation = ((net income (loss) adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Nine Months Ended
		9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023

Net interest income (GAAP)	(a)	$154,714	$141,029	$132,830	$136,742	$138,637	$428,573	$416,136

Noninterest income (loss) (GAAP)		37,562	(141,286)	39,355	36,605	36,921	(64,369)	111,828
Add:	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	4,798	—	—	—	4,798	—
Visa C shares fair value adjustment (incl in Other, net)		—	(8,056)	—	—	—	(8,056)	—
Securities (gains) losses, net		—	182,792	—	—	—	182,792	—
Noninterest income from adjusted continuing operations (Non-GAAP)	(b)	$37,562	$38,248	$39,355	$36,605	$36,921	$115,165	$111,828

Adjusted pre-provision revenue	(a)+(b)=(c)	$192,276	$179,277	$172,185	$173,347	$175,558	$543,738	$527,964

Noninterest expense (GAAP)		$123,270	$118,326	$119,664	$126,195	$130,291	$361,260	$369,501
Less:	Reduction in force expense (incl in Salaries and employee benefits)	—	—	—	(1,406)	—	—	—
Litigation settlement expense		—	—	—	—	(6,500)	—	(6,500)
Noninterest expense from adjusted continuing operations (Non-GAAP)	(d)	$123,270	$118,326	$119,664	$124,789	$123,791	$361,260	$363,001

PPNR (Non-GAAP)	(c)-(d)	$69,006	$60,951	$52,521	$48,558	$51,767	$182,478	$164,963

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents adjustments to net income (loss) from continuing operations and select financial ratios as reported in accordance with GAAP resulting from significant non-routine items occurring during the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023

Net income (loss) (GAAP) from continuing operations	$51,330	$(100,605)	$38,173	$33,888	$30,553	$(11,102)	$119,402

Significant non-routine transactions (net of taxes):
PCL, LHFI sale of nonperforming 1-4 family	—	6,475	—	—	—	6,475	—
Loss on sale of 1-4 family mortgage loans	—	3,598	—	—	—	3,598	—
Visa C shares fair value adjustment	—	(6,042)	—	—	—	(6,042)	—
Securities gains (losses), net	—	137,094	—	—	—	137,094	—
Reduction in force expense	—	—	—	1,055	—	—	—
Litigation settlement expense	—	—	—	—	4,875	—	4,875
Net income adjusted for significant non-routine transactions (Non-GAAP)	$51,330	$40,520	$38,173	$34,943	$35,428	$130,023	$124,277

Diluted EPS from adjusted continuing operations	$0.84	$0.66	$0.62	$0.57	$0.58	$2.12	$2.03

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity from continuing operations	10.62%	-23.42%	9.16%	8.44%	7.66%	-0.83%	10.22%
Return on average tangible equity from continuing operations	12.86%	-29.05%	11.45%	10.70%	9.72%	-1.02%	13.03%
Return on average assets from continuing operations	1.10%	-2.16%	0.83%	0.72%	0.65%	-0.08%	0.86%

FINANCIAL RATIOS - ADJUSTED (NON-GAAP)
Return on average equity from adjusted continuing operations	10.62%	9.06%	9.16%	8.68%	8.87%	9.40%	10.63%
Return on average tangible equity from adjusted continuing operations	12.86%	11.14%	11.45%	10.98%	11.25%	11.49%	13.55%
Return on average assets from adjusted continuing operations	1.10%	0.87%	0.83%	0.74%	0.75%	0.93%	0.89%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2024
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2024	6/30/2024	3/31/2024	12/31/2023	9/30/2023	9/30/2024	9/30/2023

	Total noninterest expense (GAAP)		$123,270	$118,326	$119,664	$126,195	$130,291	$361,260	$369,501
Less:	Other real estate expense, net		(2,452)	(327)	(671)	184	40	(3,450)	(303)
	Amortization of intangibles		(28)	(27)	(28)	(33)	(34)	(83)	(257)
	Charitable contributions resulting in state tax credits		(300)	(300)	(300)	(325)	(325)	(900)	(975)
	Reduction in force expense		—	—	—	(1,406)	—	—	—
	Litigation settlement expense		—	—	—	—	(6,500)	—	(6,500)
	Adjusted noninterest expense (Non-GAAP)	(c)	$120,490	$117,672	$118,665	$124,615	$123,472	$356,827	$361,466

	Net interest income (GAAP)		$154,714	$141,029	$132,830	$136,742	$138,637	$428,573	$416,136
Add:	Tax equivalent adjustment		3,305	3,304	3,365	3,306	3,299	9,974	10,159
	Net interest income-FTE (Non-GAAP)	(a)	$158,019	$144,333	$136,195	$140,048	$141,936	$438,547	$426,295

	Noninterest income (loss) (GAAP)		$37,562	$(141,286)	$39,355	$36,605	$36,921	$(64,369)	$111,828
Add:	Partnership amortization for tax credit purposes		1,977	1,824	1,834	2,013	1,995	5,635	5,975
	Loss on sale of 1-4 family mortgage loans		—	4,798	—	—	—	4,798	—
	Securities (gains) losses, net		—	182,792	—	(39)	—	182,792	—
Less:	Visa C shares fair value adjustment		—	(8,056)	—	—	—	(8,056)	—
	Adjusted noninterest income (Non-GAAP)	(b)	$39,539	$40,072	$41,189	$38,579	$38,916	$120,800	$117,803

	Adjusted revenue (Non-GAAP)	(a)+(b)	$197,558	$184,405	$177,384	$178,627	$180,852	$559,347	$544,098

	Efficiency ratio (Non-GAAP)	(c)/((a)+(b))	60.99%	63.81%	66.90%	69.76%	68.27%	63.79%	66.43%